Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                             ARRAN2005

Arran Funding Limited - Series:                      05-B

ABS - Credit Card - Bank, Closing Date:              December 15, 2005

As at:                                               June 15, 2006

                     RATING (S&P/Moodys/Fitch)       POOLFACTOR        PAY       NEXT PAY                       COUPON
TRANCHE   CURRENCY    ORIGINAL       CURRENT     ORIGINAL  CURRENT   FREQUENCY     DATE               BASIS                 CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Quarterly   15 Jun 2006 3 Mth $ LIBOR +        0.05%   4.96000%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Monthly    15 Jun 2006 1 Mth EURIBOR +        0.09%   2.73700%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +  0.09%   4.67219%
Class B3    GBP        A/A1/A         A/A1/A       100%      100%    Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +  0.26%   4.84219%
Class C1    USD     BBB/Baa2/NR     BBB/Baa2/NR    100%      100%    Quarterly   15 Jun 2006 3 Mth $ LIBOR +        0.40%   5.31000%
Class C3    GBP     BBB/Baa2/NR     BBB/Baa2/NR    100%      100%    Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +  0.46%   5.04219%

        Scheduled start of Controlled Accumulation Period:          1 June, 2009
        Expected maturity:                                          15 December, 2010
        Legal final maturity:                                       15 December, 2012
        Structure:                                                  Sr/sub Seq Pay
        Tax Election:                                               Debt
        Amort. Type:                                                Soft Bullet
        Transferors:                                                The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                                The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                                   RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                                    Bank of New York (The)
        Underwriter:                                                The Royal Bank of Scotland plc

Pool Performance

--------------------------------------------------------------------------------------------------------------------------

Month end         Gross    Expense      Gross Charge   Net Charge       Excess       Excess           Transferor Interest
                Yield (%)  Rate (%)     Off Rate (%)   Off Rate (%)    Spread (%)   Spread (%)         %             Min %
                                                                                   Roll 1/4 Ave
May 31, 2006      21.17%    5.67%           7.96%        7.76%           7.74%         7.59%         42.10%            6%
Apr 30, 2006      17.93%    4.97%           6.19%        6.04%           6.92%         7.47%         42.57%            6%
Mar 31, 2006      21.86%    6.06%           7.79%        7.68%           8.12%         7.95%         42.14%            6%
Feb 28, 2006      18.24%    5.11%           5.88%        5.76%           7.37%          N/A          44.54%            6%
Jan 31, 2006      19.99%    5.47%           6.22%        6.17%           8.35%          N/A          45.20%            6%
Dec 31, 2005      19.85%     N/A            6.16%        6.12%            N/A           N/A          46.35%            6%

          Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

                 The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
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

Delinquencies (loans which are 30 days or more past due)

------------------------------------------------------------------------------------------------
                                             (% Pool)
                 --------------------------------------------------------------------
Month end         30-59 days       60-89 days         90-179 days         180+ days      Total
---------         ----------       ----------         -----------         ---------      -----
May 31, 2006        1.29%             1.06%              2.48%               3.47%       8.31%
Apr 30, 2006        1.37%             1.03%              2.43%               3.47%       8.30%
Mar 31, 2006        1.29%             1.01%              2.40%               3.36%       8.06%
Feb 28, 2006        1.32%             0.97%              2.32%               3.24%       7.85%
Jan 31, 2006        1.27%             0.93%              2.27%               3.11%       7.58%
Dec 31, 2005        1.17%             0.92%              2.18%               2.99%       7.26%

-------------------------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                  Payments                              Pool balance
              ---------------------------------         ------------
Month End     Total ((pound)000)      Rate (%)           (pound)000

May 31, 2006      1,202,916           23.90%             4,992,642
Apr 30, 2006        977,762           19.57%             5,033,594
Mar 31, 2006      1,302,499           24.99%             4,996,352
Feb 28, 2006      1,071,000           20.30%             5,212,805
Jan 31, 2006      1,239,175           23.00%             5,275,021
Dec 31, 2005      1,200,030           22.33%             5,388,175

Due to an error, in the report for the April 18, 2006 Distribution Date the Payment Rate for the month ended March 31, 2006 was incorrectly shown as 24.69%. The correct rate was 24.99%, as shown above.
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Average Actual Balance:                                        (pound) 1,108

Number of Accounts:                                                4,506,123
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of June, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business